                                                 EXHIBIT 10.3


                                      CERTAIN CONFIDENTIAL INFORMATION
                                      CONTAINED IN THIS DOCUMENT, MARKED BY
                                      BRACKETS, HAS BEEN OMITTED AND FILED
                                      SEPARATELY WITH THE SECURITIES AND
                                      EXCHANGE COMMISSION PURSUANT TO RULE
                                      406 OF THE SECURITIES ACT OF 1933, AS
                                      AMENDED.


                               DISTRIBUTOR AGREEMENT

This Agreement made as of this 23rd day of April, 1997, by and between Corel Corporation (USA) ("COREL") having its principal place of business at 567 East Timpanogos Parkway, Orem, Utah, 84057 (Tel: 801-765-4010; Fax:
801-222-4379) and Digital River, Inc. ("Distributor"), having its principal place of business at 5198 West 76th Street, Edina, Minnesota (Tel:
612-832-5622; Fax: 612-830-1154).

BACKGROUND:

1.     COREL desires to secure distribution of certain of its software; and
2. Distributor desires to obtain certain software from COREL for distribution.

NOW THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein the parties agree as follows:


1.     INTERPRETATION

1.01   DEFINITIONS.  As used herein:

       (a) "Agreement" means this Agreement and any Schedule attached hereto.
       (b) "Customer", means any individual or entity who purchases Software from Distributor, including an End User.
       (c) "Distributor System" or "Electronic Commerce System" means the system used by Distributor for the receipt and delivery of on-line orders for the Software and processing of credit card information for all Software orders by Customers.
       (d) "Electronic Software Distribution" means the electronic delivery of Products, using on line services, the Internet, phone lines, cable systems, servers, satellite, or other public or private access network or electronic communication mediums.
       (e) "Electronic Distributor Materials" means Distributor-provided computer readable materials which have received prior written approval from COREL to be included in a Product.
       (f)     "End User License Agreement (EULA)" means COREL's end user license, as modified by COREL from time to time.
       (g) "Hard Goods" means any tangible item other than Schedule "B" Software which is offered for sale or distribution by COREL and Distributor pursuant to this Agreement.
       (h) "Product" means a copy of the Schedule "A" Software, Documentation, End User License Agreement, and any Electronic Distributor Materials packaged in computer readable form for Electronic Software Distribution in accordance with the terms of this Agreement.
       (i) "Software" means collectively, the object code version of the COREL software Products listed in Schedule "B" ("Schedule "B" Software") and the object code version in any form or format of any of the COREL software Products listed in

               Schedule "A" ("Schedule "A" Software"). In those instances where the term "Software" is used, such reference shall include both schedule "A" and Schedule "B" software. In those instances where only Schedule "A" or Schedule "B" Software is indicated, such reference shall refer only to that software so specified.
       (j) "Software Prices" means the amount payable by Distributor pursuant to section 7 of this agreement and according to the pricing schedule set out in Schedule "A" and Schedule "B" for each copy of the Software which is distributed by Distributor.
       (k)     "Territory" means world-wide subject to section 5.04 herein.


2.     APPOINTMENT

2.01 LICENSE AND APPOINTMENT. Subject to the terms and conditions hereof, COREL hereby grants to Distributor and Distributor accepts from COREL:

       2.01.1 REPRODUCTION - a non-exclusive license to reproduce Schedule "A" Software only in computer readable form for the purposes of distribution only through Electronic Software Distribution as part of a Product;

       2.01.2 DISTRIBUTION - the exclusive right to distribute and resell the Schedule "A" Software, Schedule "B" Software, and Hard Goods to Customers within the Territory for sales originating from or through COREL's web site. Distributor agrees not to distribute the Schedule "A" Software other than in computer readable form as part of a Product.

2.02 INTELLECTUAL PROPERTY. Distributor acknowledges that COREL is the owner of all intellectual property, including, without limitation, copyright, relating to the Software and the trade-marks used in association with the Software. Distributor shall have no rights in respect of such copyright other than to act as a distributor of the Software to deliver the Software subject to the End User Licenses.

2.03 END USER LICENSE AGREEMENT. Distributor shall ensure that each copy of the Software is distributed with a copy of the End User License Agreement.


3.     TRADEMARKS

3.01 COREL MARKS. During the term of this Agreement, COREL grants Distributor a non-exclusive license to use the COREL Marks for the distribution and marketing of the Software.

3.02 NON-ALTERATION. Distributor agrees not to alter the trademarks, trade names, copyright notices and designs of any Software. Distributor acknowledges and agrees that COREL retains all of is right, title and interest in the COREL Marks, and all use of the COREL Marks by Distributor shall inure to the benefit of COREL.

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                                            *CONFIDENTIAL TREATMENT REQUESTED


3.03 MARK POLICIES AND STANDARDS. Distributor shall display the COREL Marks in accordance with COREL's Guidelines for Using Trademarks in effect from time to time. COREL retains the right to specify and approve the quality and standards of all materials on which the COREL Marks are displayed and to inspect from time to time samples of such materials. Failure of Distributor to adhere to such standards of quality shall be grounds for COREL to terminate Distributor's rights to use such COREL Marks and to terminate this Agreement. In order to enable COREL to protect its rights in the COREL Marks, Distributor will advise COREL of every country in which it markets or distributes the Software.

3.04 VALIDITY AND ENFORCEABILITY OF MARKS. Distributor shall not at any time during or after this Agreement assert any claim or interest in or to any of the COREL Marks or institute any proceeding reasonably calculated to adversely affect the validity or enforceability of any of the COREL Marks. Distributor shall not register, seek to register, or cause to be registered any of COREL's trademarks, logos, or copyrights, including the COREL Marks, without COREL's prior written consent. Distributor shall not adopt or use such trademark, trade names, logos or insignia, or any confusingly similar work or symbol, as part of Distributor's company or partnership name.

3.05 INFRINGEMENT AND FURTHER ASSURANCE. Distributor agrees to report all infringement or improper or unauthorized use of COREL's trademarks, trade names, logos or insignia, including the COREL Marks which come to the attention of Distributor. Distributor further agrees to execute all documents and further assurances reasonably required by COREL to register or protect COREL's rights.


4.     TERM OF AGREEMENT

4.01 EFFECTIVE DATE. This Agreement shall be effective as of the date first written above.

4.02 INITIAL TERM. The initial term of this Agreement shall commence upon the date first written above and shall continue, subject to section 13, for a period of twelve (12) months from such date.

4.03   RENEWAL.  Subject to section 13, this Agreement shall be renewed for
       subsequent periods of [    *    ] at the end of the prior [    *    ]
       term unless either party notifies the other at least [    *    ] prior
       to the expiration of the term that it does not wish to renew the
       Agreement for a further [    *    ] term.


5.     RESPONSIBILITIES OF DISTRIBUTOR

5.01 ACCEPTANCE OF EULA. Distributor shall display to Customer the applicable End User License Agreement ("EULA") as provided by COREL for the Schedule "A" Software prior to download of the Schedule "A" Software by Customer. Distributor shall require all Customers to either accept or reject the terms and conditions of the EULA via a point and click mechanism or other mechanism acceptable to COREL prior to download and in the event Customer rejects the EULA, Customer shall not be permitted to download or purchase the Schedule "A" Software. Distributor agrees that the mechanism used by Distributor to require Customers to accept or reject the EULA shall be in a form which will record and store all Customer's acceptance of the EULA for future reference.

5.02 RESTRICTIONS. Distributor shall distribute the Schedule "A" Software only in the form provided by COREL as part of a Product, and shall distribute the Schedule "B" Software only in the form provided by COREL, and shall not alter the Software, Software packaging thereof or End User License or any part thereof except as provided in section
       5.03. Distributor shall not rent the Software or Products or knowingly distribute or resell to anyone who rents same or infringes COREL's rights. Should Distributor become aware of or receive notice from COREL, Distributor shall immediately discontinue all distribution of Software to Customers who rent same or infringe COREL's rights. Distributor shall impose this same restriction on all Customers, other than end users, who purchase Software from Distributor.

5.03 DISTRIBUTOR MATERIALS. Distributor shall be entitled to add Electronic Distributor Materials in the electronic package which shall include only the Schedule "A" Software, Documentation and End User License Agreement, provided that the additions in no way alter the features or functionality of the Schedule "A" Software except as permitted and authorized in writing by COREL, nor create any obligations, warranties or representations on behalf of COREL. In no event shall Distributor be permitted to modify the End User License Agreement. Distributor may append code, data files, serialization, or ancillary software programs to the Schedule "A" Software, or encapsulate the Schedule "A" Software in an electronic envelope, for the purpose of performing Electronic Software Distribution, maintaining or preserving Customer information, or authenticating the purchase and distribution of Schedule "A" Software. To the extent the distribution and purchase of Schedule "A" Software is authorized by COREL, Distributor may modify the functionality of the Schedule "A" Software to allow limited-time or limited-functionality trial use or similar "try-before-buy" uses of the Schedule "A" Software.

5.04 COMPLIANCE WITH LAWS. Distributor shall comply with all laws, rules, regulations and industry standards existing with respect to the Software and the performance by Distributor of its obligations hereunder in the jurisdictions where Distributor carries on activities under this Agreement and where Software is resold or distributed from time to time. Distributor shall not export the Software unless such export complies with any applicable export laws and regulations as they apply to the Software.

5.05 REPORTS. Distributor shall provide COREL with monthly reports detailing information on its distribution of all Software and inventory costs of Schedule "B" Software. Upon COREL's request for credit purposes, Distributor shall provide a copy of the current financial statement within (7) days.

                                            *CONFIDENTIAL TREATMENT REQUESTED

5.06 UPGRADES. In the distribution by Distributor of any Software upgrades, Distributor shall comply with all requirements on the resale of such upgrades which COREL generally imposes on other distributors of upgrades. Distributor shall impose this same restriction on all Customers other than End Users, who purchase upgrades from Distributor.

5.07 CUSTOMER SUPPORT. Distributor shall support connections by Customers using Internet browsers with Windows(R) 3.1; Windows(R) 95; Windows(R) NT, Macintosh(R), UNIX, and OS/2 operating systems, or other operating systems as agreed to by COREL and Distributor. Distributor shall provide all Electronic Software Distribution and download support for the Schedule "A" Software to Customers. In addition, Distributor shall provide all support necessary for online commercial transactions engaged in by Customers accessing Distributor's Web Site or utilizing the Distributor System.

5.08 DISTRIBUTOR WEB SITE. Distributor shall maintain Distributor Web Site sufficient to provide Customers access to Distributor's Web Site 24 hours per day, 7 days per week to enable Electronic Software Distribution of Schedule "A" Software to Customers or the purchase of Schedule "B" Software by Customers. Distributor shall provide all hardware programming logistics for Distributor System and Distributor Web Site including, but not limited to, integrated shopping basket, credit card processing, Hard Goods fulfillment and COREL Club Memberships.

5.09 PRESS RELEASES. Distributor agrees that all information released to the media or the general public, including press releases and communications with COREL Club members or Customers, shall require prior written approval by COREL.

5.10 DEDICATED DATABASE. Distributor shall develop and maintain a COREL dedicated Oracle 7 database, or other form of database as required by COREL from time to time, which shall contain all Customer information collected by Distributor ("Dedicated Database"). Distributor shall not maintain any third party information on the Dedicated Database.
       COREL shall be entitled to immediate onsite access to the Dedicated Database with twenty-four (24) hour notice to review the contents thereof, including all current reports and data. Distributor agrees that: (i) all information collected by Distributor on the Dedicated Database is the Proprietary Information of COREL and shall be governed by Section 8 herein; (ii) upon termination or expiration of this Agreement, Distributor shall immediately provide all information contained on the Dedicated Database, and any other Customer information under the possession or control of Distributor, to COREL;
       (iii) Distributor is [    *    ] information; and (iv) COREL is in no way
       restricted in the use of the Dedicated Database or Customer information. Upon termination or expiration of this Agreement, Distributor may retain a copy of the Customer information contained in the Dedicated database for verification purposes regarding this Agreement, and the limitations contained in Sections 5.10 and 8 regarding the disclosure and use of Customer information do not apply to data obtained or identified by Distributor which can be demonstrated as arising from or within a third party or independent source.

                                           *CONFIDENTIAL TREATMENT REQUESTED

5.11 REPORTS. Distributor shall provide to COREL a quarterly database report and on-going Distributor System reports as more fully described in Schedule "D" hereto.

5.12 LOCALIZATION. In the event COREL determines that Distributor's Web Site should be localized, all localization shall be done by COREL, and all ownership of the localized works and intellectual property rights in the localized works, including without limitation copyright relating to the localized works and trademarks used in association with the localized works, but excluding any intellectual property rights in or related to Distributor's electronic commerce or software distribution system, shall remain the property of COREL.

5.13 ACCOUNT MANAGER. Distributor agrees to assign a dedicated COREL account manager as the point of contact for COREL.

5.14 COREL EMPLOYEES. Distributor agrees that any COREL employee shall be permitted to download COREL photoimages from Distributor Web Site without charge. Distributor shall not be responsible for the unauthorized downloading, distribution, or use of such photoimages performed or facilitated by any COREL employee.

5.15   DISTRIBUTOR SYSTEM.  Distributor shall utilize its best efforts to
       establish a fully functional Distributor System by [    *    ].
       Distributor shall be responsible for processing all Customer orders and credit card transactions. Distributor shall use best efforts to make the Distributor System processing service available 24 hours per day, 7 days per week. Distributor shall provide processing for VISA, Mastercard, American Express and Discover credit cards or other credit cards as are reasonably requested by COREL. COREL will similarly take such steps are necessary to establish a connection with Distributor and use commercially reasonable efforts to keep that connection operating.

5.16 CREDIT CARD PROCESSING. Distributor shall submit and process all credit card transactions as quickly as is reasonably practical for Distributor's electronic commerce system in light of Customer instructions and required third-party connections, from the time of receipt by
       Distributor, which in most circumstances shall not exceed [    *    ] in
       addition to any Internet or third-party processor associated delays.

5.17   DISTRIBUTOR SYSTEM MAINTENANCE.  Distributor shall provide twenty four
       (24) hours notice to COREL of any planned interruption of Distributor System or Distributor Web Site for maintenance or any other purpose. In the event Distributor fails to provide such notice, Distributor shall pay those Downtime Charges as set forth in Schedule "D" hereto.

5.18 DISTRIBUTOR WEB SITE FAILURE. In the event Distributor System or Distributor's Web Site ceases to be available to Customers by reason of some failure of equipment or services (whether or not caused by Distributor or constituting Force majeure as described in section 16.06), Distributor will use its best efforts to restore the Distributor System and/or Distributor Web Site to normal operating condition as soon as is reasonably practical and,

                                            *CONFIDENTIAL TREATMENT REQUESTED


       in addition, shall immediately advise COREL of any such failure and provide a Failure Report as more fully described in Schedule "D" hereto.

5.19 SSL NOTICE. Distributor shall provide a notice to Customers prior to any input of Customer information that those Customers without browsers containing Secure Socket Layer technology are advised to phone in all Software orders to promote the security of their Customer information. Distributor will provide COREL with such notice for their approval.

6.     RESPONSIBILITIES OF COREL

6.01 PROMOTIONAL MATERIALS. COREL shall furnish Distributor, at no charge, with sales aids, product briefs, brochures and similar literature and materials with respect to the Software which COREL generally makes available to distributors without charge.

6.02 SUPPORT FOR CUSTOMERS. COREL shall be responsible for providing maintenance and technical support for the Software to Customers in accordance with COREL's standard procedures as they may be changed by COREL from time to time. Such maintenance and technical support shall in no way apply to Electronic Software Distribution and download support for the Schedule "A" Software or Customer use of the Distributor System.

6.03 PREPARATION OF SOFTWARE FOR DISTRIBUTION. COREL agrees to provide assistance as is commercially reasonable to Distributor to assist Distributor to prepare Schedule "A" Software for Electronic Software Distribution, including the provision of an End User License, or other electronic documentation as provided by COREL, in COREL's sole discretion.


7.     PAYMENTS

7.01   AMOUNTS PAYABLE.  Distributor shall pay COREL as follows:

       7.01.1 Distributor shall pay COREL an amount equal to Schedule "A" Software Price multiplied by the number of copies of the Schedule "A"
       Software distributed by Distributor to Customers in each [    *    ]
       period, such amounts to be paid within [    *    ] of the close of that
       [    *    ] period.

       7.01.2  For the first [    *    ] period, Distributor will pay COREL the
       Software Price for each copy of the Schedule "B" Software or Hard Goods which are sold by Distributor to Customers. Schedule "B" Software and
       Hard Good Prices will be payable by Distributor within [    *    ] of
       sale by Distributor to Customer of the items to which they relate, such
       amounts to be paid within [    *    ] of the close of that [    *    ]
       period. Distributor shall not be bound by any retail pricing suggested by COREL except to the extent required for compliance with relevant advertising and consumer protection

                                            *CONFIDENTIAL TREATMENT REQUESTED


       laws.

7.02 NOTICE OF CHANGES. During the term of this Agreement, COREL shall have the right to change the Software Prices for any of the Software. In the event that COREL raises the Software Prices for Schedule "B" Software, all orders for Schedule "B" Software placed prior to the effective date of the increase shall be invoiced to Distributor at the lower amount. In the event that COREL lowers the Software Prices for Schedule "B" Software, COREL shall grant to Distributor a credit against future orders equal to the difference between the Schedule "B" Software Prices paid by Distributer for Schedule "B" Software and the reduced Software Prices for each unit of Schedule "B" Software purchased by Distributor within thirty (30) days prior to the date the reduced price is first offered and remaining in the inventory of Distributor on the date the reduced price is first offered.

7.03   SHIPMENT.  COREL will ship the Schedule "B" Software and Hard Goods to
       Distributor freight [    *    ] pursuant to purchase orders placed by
       Distributor with COREL.  All shipments will be shipped [    *    ].
       In the event Distributor's warehouse location changes, Distributor will provide COREL with written notice.

7.04 TAXES. Distributor shall be responsible for collecting and paying, in addition to all amounts specified in this Agreement, all foreign, federal, state, county, or local taxes arising from Distributor's business operation or Distributor's transactions with Customers, to the extent such taxes are based upon the purchase or distribution of the Software or Hard Goods by or to Customers. In the event any payments required to be made by Distributor under this Agreement are subject to applicable withholding tax that Distributor is required to deduct from such payments, Distributor shall promptly deliver to COREL receipts issued by appropriate government authorities for all such taxes withheld or paid by Distributor and Distributor shall fully and promptly cooperate with COREL to provide such information and records as COREL may require in connection with any application by COREL to obtain available tax credits.

7.05 LATE PAYMENT. If Distributor is more than thirty (30) days in arrears under this Agreement, COREL will give written notice to Distributor that Distributor is responsible for payment of all outstanding amounts and finance charges. If the outstanding amounts are not paid within ten (10) days of such notice, COREL has the right to terminate this Agreement. Late payments will be assessed a one percent (1%) finance charge per month (twelve percent (12%) per annum) or the highest finance charge permitted by applicable law, whichever is less. Distributor shall pay all costs including reasonable attorney's fees, incurred by COREL in collecting overdue amounts. In addition, if Distributor is in arrears to any extent under this Agreement, COREL may hold further shipments until all arrears have been paid.

7.06 U.S. CURRENCY. All payments to COREL pursuant to this Agreement shall be made in the lawful currency of the United States of America and all amounts referred to in this Agreement are in the lawful currency of the United States of America.

                                            *CONFIDENTIAL TREATMENT REQUESTED


7.07   STOCK BALANCING.  Distributor may order and return Schedule "B" Software
       for the first [    *    ] month period from the date of this Agreement
       ([    *    ]Period), Distributor may, from time to time and at
       [    *    ] expense, return the Software described in Schedule "B" or
       Hard Goods as [    *    ] Merchandise to COREL.  Distributor must obtain
       RMA (Return Material Authorization) prior to return of any [    *    ]
       Software to COREL. Distributor and COREL agree that they shall review this section 7.07.1 at least thirty (30) days prior to the end of the
       [    *    ] Period to determine whether or not any extension of the
       [    *    ] Period shall be granted to Distributor by COREL. Any such extension shall only be effective if in writing and signed by an authorized signing officer of COREL.

7.08 AUDITS. Distributor agrees to maintain complete and accurate records relating to its promotion, marketing, use and distribution of the Software. COREL shall have the right no more often than once every six (6) month period, and upon five (5) business days notice to appoint a nationally recognized auditing firm to examine Distributor's books and records in order to verify Distributor's compliance with the promotional marketing use, distribution and payment terms of this Agreement. Any such audit shall be at the expense of COREL unless the audit reveals a non-compliance by Distributor with the terms of this Agreement in which case the audit shall be at the expense of Distributor, in addition to paying any deficit to COREL.

7.09 SOFTWARE AND SOFTWARE PRICE. During the term of this Agreement, COREL shall have the right to change the Software Prices for any of the
       Software.  COREL shall be entitled to: (i)   increase the Software
       Prices or discontinue any Software at any time upon thirty (30) days prior written notice to Distributor; and (ii) decrease the Software Prices at any time upon notice to Distributor. In all such cases COREL shall provide Distributor with a revised Schedule "A" and Schedule "B". New software shall be added to Schedule "A" or "B" by mutual written agreement of the parties. In the event COREL discontinues any Schedule "A" Software, Distributor shall immediately remove all discontinued Schedule "A" Software from Distributor's Web Site and Distributor's server and erase or destroy any Schedule "A" Software contained on Distributor computers and/or computer diskettes in its possession or under its control.


8.     CONFIDENTIALITY

8.01 PROPRIETARY INFORMATION. "Proprietary Information" means, in the case of information disclosed by COREL to Distributor: (i) the terms and conditions of this Agreement; (ii) any information provided to Distributor by COREL to enable Distributor to perform the Electronic Software Distribution; (iii) the names, telephone numbers, addresses, and credit card information of any Customer or any information relating to Customers obtained by Distributor relating to a transaction (herein "Customer information"); (iv) all other Dedicated Database and Customer information as more fully described in section
       5.10 herein; and (v) any information with respect to COREL which it has received or may in the future receive in connection with this Agreement which is not otherwise available to the general public without restriction. "Proprietary Information" means, in the case of information disclosed by Distributor to COREL: (i) the terms and conditions of this Agreement, (ii) any information relating to Distributor's electronic commerce system, file encryption, encapsulation, or code appending procedures, or data analysis and forecasting methods, and (iii) any information with respect to Distributor which it has received or may in the future receive in connection with this Agreement which is not otherwise available to the general public without restriction. In the case of information received by either COREL or Distributor, Proprietary Information does not include information that: (i) prior to or after the time of disclosure becomes generally available or readily ascertainable in substantially the same and useable form through appropriate means without undue research, refinement, derivation, or experimentation; (ii) is disclosed to the receiving party by a third party under no legal obligation to maintain the confidentiality of such information; (iii) is in the possession of the receiving party at the time of disclosure without any obligation of confidentiality, or (iv) is otherwise excluded by this Agreement. Proprietary Information shall be treated confidentially by the receiving party and its employees and contractors, and except as authorized in this Agreement shall not be used or disclosed by the receiving party without the disclosing party's prior written consent.


8.02 TREATMENT OF PROPRIETARY INFORMATION. The receiving party shall not duplicate all or any part of the disclosing party's Proprietary Information, except in accordance with the terms and conditions of this Agreement. Each party shall have an appropriate agreement with each of its employees and contractors having access to the other party's Proprietary Information sufficient to enable that party to comply with all the terms of this Agreement. Each party agrees to protect the other party's Proprietary Information with the same standard of care and procedures which it uses to protect its own trade secrets and confidential or proprietary information of like importance and, in any event, shall adopt or maintain procedures reasonably calculated under the circumstances to protect such Proprietary Information.

8.03 FURTHER TREATMENT OF PROPRIETARY INFORMATION. Each party agrees to hold all Proprietary Information of the other party in trust and confidence for the other party and not to use the same other than as expressly authorized under and to carry out the purposes of this Agreement. The receiving party agrees not to disclose any such Proprietary
       Information without the prior written consent of the disclosing party, to anyone other than the receiving party's employees and contractors who have a need to know same to carry out the rights granted hereunder or to agents, or contractors who have a need to know same to carry out the rights granted hereunder and with whom the receiving party has a valid nondisclosure agreement, or as required under any applicable law or regulation.

8.04 EQUITABLE RELIEF. In recognition of the unique and proprietary nature of the information disclosed by each party, it is agreed that each party's remedy for breach by the other party of its obligations under this section 8 shall be inadequate and the disclosing party shall, in the event of such breach, be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, in addition to any other remedies provided

                                            *CONFIDENTIAL TREATMENT REQUESTED


       hereunder or available at law.


9.     COREL WARRANTIES AND OTHER REPRESENTATIONS

9.01 WARRANTY. The Schedule "B" Software storage medium is warranted by COREL to End Users against defects in workmanship and materials for a period of ninety (90) days from the date it is delivered to the End User. In the event that the storage medium is defective, COREL will replace it free of charge with another copy of the Schedule "B" Software. Replacement of the Schedule "B" Software shall be COREL's sole obligation and Distributor's sole remedy for a breach of the warranty in this section.

9.02 LIMITATION. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THE SOFTWARE, AND STORAGE MEDIA ARE PROVIDED AND LICENSED BY COREL "AS IS" AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESSED OR
       IMPLIED, WRITTEN OR ORAL, ARISING BY STATUTE, OPERATION OF LAW OR OTHERWISE, REGARDING THEM OR ANY OTHER GOODS OR SERVICE PROVIDED BY COREL HEREUNDER OR IN CONNECTION HEREWITH. COREL DISCLAIMS ANY
       IMPLIED WARRANTY OR CONDITION OF MERCHANTABLE QUALITY,
       MERCHANTABILITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING PERFORMANCE OF THE SOFTWARE, OR STORAGE MEDIA, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL BE DEEMED TO BE A WARRANTY BY COREL.

9.03 NO VARIATION. NO AGREEMENTS VARYING OR EXTENDING TIES WARRANTY OR THE FOREGOING LIMITATIONS WILL BE BINDING ON COREL UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF COREL.

9.04 DISTRIBUTOR NOT TO BIND. Distributor will not give or make any warranties or representations on behalf of COREL as to quality, merchantable quality, merchantability, fitness for a particular use or purpose, or any other features of the Software; and Distributor shall not incur any liabilities, obligations, or commitments on behalf of COREL, including without limitation, a variation of the End User License Agreement (EULA).

9.05   [    *    ] shall be liable for any breach of warranty alleged or
       claimed by any End User, or implied or imposed by statute or common law, relating to the Software, its distribution, or the use of its electronic commerce system by Customer or End User.

10.    DISTRIBUTOR WARRANTIES

10.01 YEAR 2000 COMPLIANCE. Distributor warrants that all hardware, software, and firmware used by Distributor or in Distributor's System shall be able to accurately process data (including but not limited to calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap-year calculations.

10.02 ENCRYPTION WARRANTY. Distributor warrants that the Distributor System shall receive and transmit all Customer information in encrypted format when Customers utilize browsers compliant with Secure Socket Layer technology. Distributor further warrants that the Distributor System encryption protocol will prevent unauthorized access to and use of Customer information received by Distributor to the extent reasonably practical with such technology, and that to the best of Distributor's knowledge the algorithm has never been breached as of the date of this Agreement. Distributor shall continue to update the Distributor System with encryption technology reasonably suited and intended for this application as it is shown to be effective and becomes available. Neither COREL nor Distributor shall be responsible or liable to any Customer or End User or each other for any acts of fraud, theft, misappropriation, tampering, hacking, interception, piracy, misuse, misrepresentation, dissemination, or other illegal or unauthorized activities of third parties involving Customer information.


11.    INFRINGEMENT

11.01 DEFENSE AND SETTLEMENT. If notified promptly in writing of any action (and all prior related claims) brought against Distributor alleging that Distributor's resale, distribution, or other disposition of the Software or Hard Goods under this agreement infringes any Canadian or United States patent, trademark, trade dress, copyright, or similar intellectual property right, COREL will defend that action at its expense and will pay all costs and damages of any type awarded against Distributor in the action, provided that: (i) COREL shall have sole control of the defense of any such action and all negotiations for its settlement or compromise; (ii) Distributor, and where applicable, those for whom Distributor is in law responsible, cooperate fully with COREL in its defense of the action; and (iii) COREL shall have no liability if the action results from the use of the Software for purposes or in an environment for which it was not designed or intended, or due to modification of the Software, including, but not limited to, combination with Electronic Distributor Materials, by anyone other than COREL.

11.02 OPTIONS WHERE CLAIM. If a final injunction is obtained in such action against Distributor's resale of the Software or if in COREL's opinion the Software is likely to become the subject of a claim of infringement, COREL may at its sole option and expense either procure for Distributor the right to resell the Software or replace or modify the Software so that it becomes non-infringing.

                                            *CONFIDENTIAL TREATMENT REQUESTED


12.    LIMITATION OF LIABILITY

12.01  LIMITATION.  IN NO EVENT WILL [    *    ] BE LIABLE FOR INCIDENTAL,
       INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE OR STORAGE MEDIA, OR OTHER COREL-PROVIDED MATERIAL, WHETHER IN AN ACTION IN CONTRACT OR TORT, INCLUDING BUT NOT LIMITED TO NEGLIGENCE, AND
       WHETHER OR NOT [    *    ] HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH
       DAMAGES.  This section shall not apply to breach of [   *   ]
       obligations under sections [    *    ] inclusive, [    *    ] and
       [    *    ].

12.02 AGGREGATE LIABILITY. Other than as provided in section 10, COREL's aggregate liability to Distributor whether for negligence, breach of contract, misrepresentation or otherwise shall in respect of a single occurrence or a series of occurrences in no circumstances exceed the Software Prices paid by Distributor to COREL over the twelve (12) month period preceding the claim by Distributor.

13.    DISTRIBUTOR INDEMNIFICATION

13.01 INDEMNIFICATION. Except as set forth in Section 11, Distributor agrees to indemnify and save COREL harmless from and against any and all claims, demands, costs and liabilities (including all reasonable legal and attorney fees and expenses) finally awarded of any kind whatsoever, arising directly or indirectly out of claims by Distributor's Customers or any third party relating to: (i) Distributor's performance under this Agreement; (ii) Electronic Distributor Materials or the combination of Schedule "A" Software with Electronic Distributor Materials; (iii) Distributor's distribution of the Schedule "A" Software through Electronic Software Distribution or distribution of the Schedule "B" Software through Distributors System;
       (iv) the maintenance and functionality of the Distributor Web site (excluding COREL-provided content); (v) breach of Section 10, warranties; or (vi) misuse of any Customer or credit card information submitted to Distributor. Distributor agrees to its best efforts to become bonded to cover its liability under this Section 13.01 (vi) and to institute such procedures to minimize any such misuse by Distributor's agents and employees and by the agents and employees of its third party processors.

14.    TERMINATION

14.01 TERMINATION. This Agreement will terminate in the event of any of the following:

       14.01.1 written notice of termination from COREL, effective immediately, under section 7.05;

                                            *CONFIDENTIAL TREATMENT REQUESTED


       14.01.2 written notice of termination from COREL, effective immediately, in the event Distributor fails to establish a
                 fully functional Distributor System by [    *    ];

       14.01.3 on the thirtieth (30th) day after one party gives the other written notice of a material breach by the other of this Agreement and a request for a cure, unless the breach is cured before that day;

       14.01.4 written notice of termination by one party, effective immediately, after a receiver has been appointed in respect of the whole or a substantial part of the other's assets or a petition in bankruptcy or for liquidation is filed by or against that other or if the other has been dissolved or liquidated or is insolvent, as permitted by applicable governing rules or statutes relating to such petition in bankruptcy or for liquidation; or

       14.01.5 written notice of termination, effective immediately, by the non-breaching party, if Distributor or COREL has materially breached its obligations under Section 8.

14.02 NO COMPENSATION. Distributor acknowledges and agrees that it has no expectation that its business relationship with COREL will continue for any minimum period of years, or that Distributor shall obtain any anticipated amount of profits by virtue of this Agreement. Neither COREL nor Distributor shall be liable, by reasons of any termination of this Agreement, for compensation, reimbursement, or damages on account of the loss of prospective profits on anticipated orders, or on account of expenditures, investments, leases, or commitments whatsoever in connection with the business or goodwill of the other.


15.    EFFECT OF TERMINATION

15.01  DISTRIBUTOR.  In the event of termination hereof Distributor shall:

       15.01.1 perform with respect to COREL all payment and other obligations of Distributor arising hereunder within thirty
                 (30) days of termination;

       15.01.2 immediately cease to use the COREL Marks in any manner whatsoever; and

       15.01.3   immediately discontinue the Distributor Web Site.

15.02  SURVIVAL.  Sections 2.02, 3.04, 5.04, 7 to 10 inclusive, 11.01, 12,
       14.02, 15, and 16 shall survive the termination of this Agreement.

15.03 NO PREJUDICE. Except as provided in section 14.02, termination hereunder shall be without prejudice to any other right or remedy to which either party may be entitled hereunder in law.

15.04 DESTROY OR DELIVER UP. At termination, Distributor shall erase or destroy any unlicensed Schedule "A" Software contained on Distributor computers and/or computer diskettes in its possession or under its control. COREL shall have the option to require Distributor to destroy and certify that it has destroyed or to deliver to COREL, any property of COREL then in its possession or under its control, excluding that Software or Hard Goods which Distributor has purchased for as own use. Distributor may retain one copy of such information in a secure location for verification purposes.


16.    MISCELLANEOUS

16.01 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior statements, representations, discussions, negotiations, and agreements, both oral and written, including all pre-printed terms and conditions appearing on Distributor's order forms, COREL's acknowledgment of order forms, and COREL's invoice forms.

16.02 AMENDMENT OR WAIVER. Except to the extent permitted by this Agreement or the Schedules appended hereto, this agreement may not be amended or modified except in a writing signed by authorized officers of both parties. No order, invoice, or similar document will modify the terms of this agreement even if accepted by the receiving party.

16.03 ILLEGAL OR UNENFORCEABLE PROVISIONS. In the event that any one or more of the provisions of this agreement shall be found to be illegal or unenforceable, this agreement shall nevertheless remain in full force and effect, and such term or provision shall be deemed severed unless such severance defeats the purpose of this Agreement or results in substantial injustice to one of the parties.

16.04 INDEPENDENT CONTRACTORS. The parties to this agreement are independent contractors. No relationship of principal to agent, master to servant, employer to employee, or franchisor to franchisee is established hereby between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

16.05 NON-RESTRICTIVE RELATIONSHIP. Nothing in this agreement shall be construed to preclude Distributor from distributing any software regardless of whether or not such software is the same as or competitive with any COREL Software.

16.06 FORCE MAJEURE. Unless continuing for a period of ninety (90) consecutive days or unless involving the payment of amounts due under this Agreement beyond thirty (30) days from the date for which the payment is due, no default, delay or failure to perform on the part of either party shall be considered a breach of the agreement if such default, delay, or failure to perform is shown to be due entirely or proximately to any event constituting force majeure, or to causes beyond the reasonable control of the defaulting party, including without limitation strikes, lockouts of other labor disputes, riots, civil disturbances, actions or inactions concerning government authorities, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, default of a common carrier, interruption of power or communications sources or connections, failures in or affecting the performance, use, or availability of the Internet or associated intranets, viruses, the terroristic, illegal, malicious, wanton, or capricious acts a third party, changes or modifications in international, national, or industry standards or protocols, and the existence of or changes in federal or state laws or the laws of other countries prohibiting or imposing criminal penalties or civil liability for performance hereunder, always provided that the party so relieved of its obligations shall promptly and lawfully take such steps to prevent, correct or amend such act or event which renders such obligations impossible as are reasonable under the circumstances.

16.07 NO WAIVER. In either of the party's rights to enforce provisions of this agreement shall be affected by any prior course of dealing, waiver, delay, omission, or forbearance.

16.08 ASSIGNMENT. This agreement and the rights granted hereunder shall not be assigned, encumbered by security interest or otherwise transferred by Distributor without the prior written consent of the COREL. An amalgamation or merger of Distributor or COREL with any person who is not a party to this Agreement shall be deemed to result in an assignment of this agreement. COREL may assign this agreement at any time upon notice to this effect to Distributor.

16.09 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

16.10 NOTICES. Any notice or other communication to the parties shall be sent to the addresses set out above, or such other places as they may from time to time specify by notice in writing to the other party. Any such notice or other communication shall be in writing, and, unless delivered to a responsible officer of the addressee, shall be given by registered mail, facsimile or telex and shall be deemed to have been given when such notice should have reached the addressee in the ordinary course, provided there is no strike by postal employees in effect or other circumstances delaying mail delivery, in which case notice shall be delivered or given by facsimile or telex.

16.11 FURTHER ASSURANCES. The parties agree to do all such things and to execute such further documents as may reasonably be required to give full effect to this Agreement.

16.12  TIME.  Time shall be of the essence.

16.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota and the laws of these United States, excluding that body of law applicable to choice of law and excluding the United Nations Convention on Contracts for the International Sale of Goods and any legislation implementing such

       Convention, if otherwise applicable. Distributor hereby consents and jurisdiction of the courts of such province. If either party employs attorneys to enforce any rights arising out of or relating to this agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

16.14 LANGUAGE. The original of this agreement has been written in English and each party waives any right it may have to have this agreement written in any other language. The parties represent that they have the ability to read and write in English, and have read and understand this agreement. If this agreement is translated into a language other than English, the English version and interpretation shall govern and prevail. All communications between the parties hereunder shall be in English.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives as of the date first above written.

                                        DIGITAL RIVER, INC.

                                        Per: /S/ Joel Ronning
                                            --------------------------
                                             Name:  Joel Ronning
                                             Title: President

                                        COREL CORPORATION (USA)

                                        Per: /s/ Mitch Despochers
                                            --------------------------
                                             Name:  Mitch Despochers
                                             Tittle: Controller

                             SCHEDULE "A"
        SOFTWARE AND SOFTWARE PRICES FOR SCHEDULE "A" SOFTWARE

                                            *CONFIDENTIAL TREATMENT REQUESTED



                                    SCHEDULE 'A'


                           USD                       CDN


[    *    ]

                                   SCHEDULE "B"
              SOFTWARE AND SOFTWARE PRICES FOR SCHEDULE "B" SOFTWARE

                                              *CONFIDENTIAL TREATMENT REQUESTED



                                    SCHEDULE 'B'

                                     USD    CDN


[    *    ]

                                    SCHEDULE "C"
                          GUIDELINES FOR USING COREL MARKS

                          GUIDELINES FOR USING COREL LOGOS


Corel logos or trademarks in stylized form (the "Marks") are valuable assets and may be used publicly with permission only from Corel. In order to protect the value of these assets, Corel must maintain control over the manner in which the Marks are used. Corel has established the following set of guidelines for properly using the Marks. If these guidelines are not followed, Corel may terminate your right to use the Marks.

       * Upon request, COREL will provide authorized users with camera ready artwork of the Marks. This artwork may not be altered in any way.

       * You may not display the Marks on packaging, documentation, collateral or advertising in a manner which suggests that your product is a COREL product, or in a manner which suggests that COREL or any of the Marks are a part of your product name.

       * When displayed, the Marks cannot be larger than or more prominent than your product name, trade-mark, logo or trade name.

       * When displayed, the Marks must stand alone. AL minimum amount of empty space must be left between the Marks and any other object such as type, photography, borders, edges, etc. The required border of empty space around the Marks must be 1/2x wide, where x is the height of the Mark.

       * You may not combine the Marks with any other feature including, but not limited to, other logos, words, graphics, photos, slogans, number, design features, or symbols.

       * None of the Marks may be used as a design feature on your product, product packaging, documentation, collateral or advertising.

COREL LOGOS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

1.     COREL LOGO

The word COREL is used in association with Corel's stylized "C" in two different forms as follows:


[COREL LOGO]                                                      [COREL LOGO]
(Form A)                                                          (Form B)

The logo is approved for use in black or colour. If used in colour, the C must be reproduced in red (PMS 186) and the word COREL must be reproduced in blue (PMS 293). The logo should be used only in the forms depicted above. The logo should be identified with the -Registered Trademark- symbol in the following countries:

       Canada, Germany, United Kingdom, United States, Austria, Benelux, France, Columbia, Finland, Poland, Norway, South Korea, Switzerland and Taiwan.

The logo should be identified with the symbol (TM) in all other countries.  The
(R) or (TM) symbol must appear at the top-right comer of the graphic. When using the Marks in some countries where the symbol (TM) should be used as well as other countries where the symbol (R) should be used, the symbol (TM) may be used in all cases.

2.     CORELDRAW! LOGO

This logo is used in the following design form:

                                       [LOGO]

The logo is approved for use in black or with a coloured line in PMS Magenta.

The logo should be identified with the (R) symbol in Canada only.

The logo should be identified with the (TM) symbol in all other countries.

When used in text, the trade-mark must be depicted in the form CorelDRAW

3.     BALLOON DESIGN LOGO

This logo is used in the following form:


                                       [LOGO]


The logo should be identified with the (TM) symbol at the top right corner of the graphic in all countries. Note that either the CorelDRAW logo or the Corel trademark may be used on the balloon, provided properly identified.

4.     COREL VENTURA LOGO

This logo is used in the following form:


                                       [LOGO]


The logo should be identified with the (TM) symbol at the top right comer of the graphic in all countries.

5.     COREL PROFESSIONAL CD-ROM PHOTOS LOGO
This logo is used in the following form:


                                       [LOGO]


The logo should be identified with the (TM)symbol at the top right corner of the graphic in all countries.

TRADEMARK NOTICE

All products sold and all advertisements or other printed materials distributed displaying any of the Marks must, in an appropriate place, bear the following notice:

                                 IS A TRADE-MARK OF
                COREL CORPORATION OR COREL CORPORATION LIMITED, USED
                                   UNDER LICENSE.



QUALITY CONTROL

Corel reserves the right to review your use of the Marks. Any specimens or examples which are required to be delivered to Corel under the terms of your license should be sent to ONE OF THE FOLLOWING:

                COREL CORPORATION
                THE COREL BUILDING
                1600 CARLING AVENUE
                OTTAWA, ONTARIO
                K1Z 8R7

                ATTENTION: PUBLISHING PROGRAMS(RELATING TO BOOKS/MAGAZINES)
                ATTENTION: EDUCATION DEPARTMENT(TRAINING MATERIALS)
                ATTENTION: MEDIA RELATIONS (ARTICLES/REVIEWS)
                ATTENTION: LEGAL DEPARTMENT (IF NONE OF THE ABOVE APPLIES)

Corel reserves the right to conduct spot checks and will periodically request samples. Corel may also conduct spot checks in the marketplace of advertising and related printed materials. Failure to comply with standards of quality specified by Corel, failure to adhere to these guidelines or failure to comply with a request for samples is grounds for termination of your license.

                                            *CONFIDENTIAL TREATMENT REQUESTED

                                    SCHEDULE "D"

                      DISTRIBUTOR REPORTS AND FAILURE CHARGES


A.     DISTRIBUTOR REPORTS:

Distributor shall provide to COREL the following reports:

(a) QUARTERLY REPORT. Distributor shall provide to COREL a report for each fiscal quarter which shall capture the following information, or information as reasonably requested by COREL from time to time:

       (i)     the frequency of use of Distributor Web Site by prospects
       ("Hits");
       (ii) any and all data compiled by Distributor regarding Customer use of the Web Site including, but not limited to, Customer name, address and all Software selected by Customer from Distributor Web Site;
       (iii)   the number of new COREL Club memberships created by Distributor;
       (iv) promotion, marketing and distribution activities of Distributor during the quarter; and
       (v)     a summary of all Failure Reports.

(b)    FAILURE REPORTS.  Distributor shall provide a report to COREL within
       [    *    ] of an equipment or service failure relating to
       Distributor's connection with COREL or Distributor's Web Site which shall capture the following information, in addition to any information which Distributor should otherwise provide to COREL to enable COREL to evaluate the quality of the Distributor System:

       (i) Cause of interruption or failure of Distributor System or Distributor's Web Site;
       (ii)    duration of the interruption or failure; and
       (iii)   methods used to resolve the interruption or failure.

(c)    ENCRYPTION PROTOCOL REPORTS.  Distributor shall provide an [    *    ]
       report to COREL of any breach of the encryption protocol, the cause of said breach, the duration of the breach, and the methods used to resolve the breach.

(d) All Quarterly Reports required under this Agreement are to be: (i) faxed to COREL within thirty (30) business days after each quarter end; and
       (ii) provided in electronic (diskette) format to COREL within thirty
       (30) business days after each quarter end. COREL can request reasonable changes in the format of the report upon thirty (30) days notice.

(e) All Failure Reports and Encryption Protocol Reports required under this Agreement are to be: (i) faxed to COREL immediately; and (ii) provided in electronic format to COREL within thirty (30) business days after the occurrence of each failure or interruption. COREL can request reasonable changes in the format of the report upon thirty (30) days

                                            *CONFIDENTIAL TREATMENT REQUESTED

       notice.


B.     DOWNTIME CHARGES

In the event that Customers are unable to establish a link to the Distributor
Web Site for a period of [    *    ] or more consecutive [    *    ], and such
inability is not the result of a failure or interruption in the Internet or its related or supporting infrustructure or the Customers' software, equipment, facilities, provider, or communications connection, or COREL's failure to maintain a connection with Distributor, then Distributor shall pay to COREL an amount equal to the amount paid by Distributor to COREL under this Agreement for the Distribution of Schedule "A" Software and Schedule "B"

Software and Hard Goods purchased during a period of equal duration and time as averaged over the four same days of the week next preceding the period.

In the event such downtime occurs for more than [    *    ] in each of any
[    *    ]  consecutive months, Distributor shall pay to COREL an amount equal to the amount paid by Distributor to COREL under this Agreement for the Distribution of Schedule "A" Software and Schedule "B" Software and Hard Goods purchased during a period of equal duration and time as averaged over the four same days of the week next preceding those periods.